UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 9, 2022
(Date of earliest event reported)
LABORATORY CORPORATION OF AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street
Burlington,	North Carolina	27215
(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number including area code) 336-229-1127
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act.
Title of Each Class            Trading Symbol            Name of exchange on which registered
Common Stock , $0.10 par value        LH                New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

BURLINGTON, N.C., Feb. 9, 2022 — Labcorp (NYSE: LH), a leading global life sciences company, today announced that it has entered into agreements to create a comprehensive strategic relationship with Ascension, one of the nation’s leading Catholic and non-profit health systems. Through the expansive strategic collaboration, Labcorp will manage Ascension’s hospital-based laboratories in 10 states and purchase select assets of the health system’s outreach laboratory business. This long-term relationship will expand Labcorp’s clinical laboratory services in several states across the country while creating opportunities to enhance care across all clinical areas.

The transactions build on Labcorp’s strong track record of establishing health system relationships that foster innovation and create value for patients, clinicians and communities. The relationship allows Ascension to leverage Labcorp’s scientific expertise, technology and scale in therapeutic areas such as oncology, neurology and women’s health—thereby enhancing existing laboratory services and offerings. Ascension’s patients and clinician network will also have access to Labcorp’s leading diagnostics and at-home test collection services.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Exhibit Name
Exhibit 99.1	Press release dated February 9, 2022 issued by Labcorp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ SANDRA VAN DER VAART
Sandra van der Vaart
Executive Vice President, Chief Legal Officer and Corporate Secretary

February 9, 2022